THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE WERE NOT ISSUED IN A TRANSACTION REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS. THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR, IN THE OPINION OF COUNSEL TO THE COMPANY, IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS.

LIVEDEAL, INC.

SENIOR SUBORDINATED CONVERTIBLE NOTE

U.S. $250,000.00 Date of Issuance: April 3, 2012

FOR VALUE RECEIVED, LiveDeal, Inc., a Nevada corporation ("Company"), hereby promises to pay to the order of Isaac Capital Group LLC, a Delaware limited liability company ("Purchaser"), the aggregate principal sum of at least Two Hundred and Fifty Thousand and No/100 Dollars ($250,000.00) (as may be increased from time to time in accordance with Section 1.2, the "Principal") in lawful currency of the United States of America, subject to the provisions contained herein. This Senior Subordinated Convertible Note (this "Note") is one of the Notes described in the Note and Warrant Purchase Agreement dated as of April 3, 2012, by and between the Company and Purchaser (the "Note Purchase Agreement"). The Company and Purchaser shall be collectively referred to as the "Parties". Unless otherwise expressly provided in this Note, initially capitalized words or terms used in this Note shall have the meanings set forth in the Note Purchase Agreement.

ARTICLE 1
PAYMENT

1.1 Maturity Date. The Principal and any other amounts payable to Purchaser hereunder, shall be due and payable to Purchaser on April 3, 2013 (the "Maturity Date"); provided, however, that the Company shall have the option in its discretion to extend the Maturity Date by up to one (1) year in the event that no Event of Default has occurred and is continuing, and the Company is in material compliance with its agreements and covenants hereunder and under the Note Purchase Agreement, as of the Maturity Date.

1.2 Interest. Interest will accrue from the date hereof on the Principal amount at the rate of 8% per annum until all Obligations under this Note are paid in full or until the conversion of the Principal pursuant to Article 2 of this Note. If the Principal is not converted pursuant to Article 2 of this Note, interest shall be paid with the Principal amount and all other Obligations on the Maturity Date. If the Principal is converted pursuant to Article 2 of this Note, interest accrued through the date of conversion and all other Obligations shall be paid on the date of conversion in accordance with Article 2 of this Note.

1.3 Payment. All payments under this Note shall be made by check or wire transfer of immediately available funds and in lawful money of the United States of America at 3525 Del Mar Heights Road, Suite 765, San Diego, California 92130, or at such other place as the Purchaser may from time to time designate in writing to the Company. Payments will be credited first, to costs of collection and other charges for which the Company is responsible pursuant to this Note, second, to accrued but unpaid interest, and the remainder to Principal.

1.4 Prepayment. The Company shall have the option to prepay this Note, together with accrued but unpaid interest, in whole or in part, at any time without premium or penalty.

ARTICLE 2
CONVERSION

2.1 Right to Convert into Common Stock; Conversion Price. Subject to Section 2.5, so long as any Principal due under this Note is outstanding, pursuant to Section 2.2 below, Purchaser may elect to convert, or the Company may cause the immediate conversion of, all or any portion of the Principal and accrued but unpaid interest into that number of shares of the common stock of the Company (the "Common Stock") as is obtained by dividing the dollar amount of the Principal and accrued but unpaid interest by the applicable Conversion Price per share of Common Stock (the "Conversion Shares"). Subject to adjustment as provided in Section 2.3 hereof, the "Conversion Price" shall be an amount equal to 60% of the lesser of (i) the closing bid price on the First Closing Date or (ii) the 10-day volume weighted average closing bid price for the Company's common stock, in each case as listed on NASDAQ for the 10 business days immediately preceding the date of the notice of conversion.

2.2 Mechanics of Conversion.

(a) Unless earlier converted at the election of the Company pursuant to clause (b) below, Purchaser may cause the conversion of this Note by delivering to the Company an executed notice of conversion in the form attached hereto as Exhibit A (the "Notice of Conversion").

(b) The Company may cause the conversion of this Note by delivering to Purchaser a Notice of Conversion.

(c) After delivery of the Notice of Conversion, the Company and Purchaser shall agree to a date for such conversion which, in no event, shall be later than three (3) business days following the date of the Notice of Conversion (the "Conversion Date"). On or before the Conversion Date, Purchaser shall surrender the Note for conversion and the Company shall denote in its corporate records the ownership by Purchaser of the Conversion Shares, effective as of close of business on the Conversion Date. Effective as of close of business on the Conversion Date (i) the rights of Purchaser with respect to the Principal, together with all other amounts due hereunder to Purchaser shall cease, (ii) Purchaser shall be treated for all purposes as having become the record holder of such Conversion Shares, and (iii) such conversion shall be at the Conversion Price then in effect. The issuance of Common Stock upon conversion of this Note shall be made

without charge to Purchaser for any tax in respect of such issuance, and such Conversion Shares shall be issued in such names as may be directed by Purchaser.

(d) In the event of a partial conversion of this Note, all of the applicable provisions hereof shall apply in respect of the portion of this Note that is converted into Conversion Shares, and this Note shall be restated to reflect the amount that remains due and payable hereunder, which shall be subject to subsequent conversion in accordance with the terms and conditions hereof.

2.3 Adjustment of Conversion Price. Subject to Section 2.4 hereof, the Conversion Price and number and kind of Conversion Shares or other securities to be issued upon conversion determined pursuant to Section 2.1 shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

(a) *Merger, Sale of Assets, etc.* If Company at any time shall consolidate with or merge into or sell or convey all or substantially all its assets to any other corporation or other entity, this Note shall thereafter be deemed to evidence the right to purchase such number and kind of shares or other securities and property as would have been issuable or distributable on account of such consolidation, merger, sale or conveyance, upon or with respect to the securities subject to the conversion or purchase right immediately prior to such consolidation, merger, sale or conveyance. The foregoing provision shall similarly apply to successive transactions of a similar nature by any such successor or purchaser. Without limiting the generality of the foregoing, the anti-dilution provisions of this Section 2.3 shall apply to such securities of such successor or purchaser after any such consolidation, merger, sale or conveyance.

(b) *Reclassification.* If Company at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes that may be issued or outstanding, this Note shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

(c) *Stock Splits, Combinations and Dividends.* If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

(d) *Share Issuance.* So long as this Note is outstanding, if Company shall issue or agree to issue any shares of Common Stock, including restricted stock, restricted stock units, or stock appreciation rights, for a consideration (or deemed price) less than the Conversion Price in effect at the time of such issue, then, and thereafter successively upon each such issue, the Conversion Price shall be reduced to such other lower issue

price. For purposes of this adjustment, the issuance of any security carrying the right to convert or exchange such security into shares of Common Stock or of any warrant, right or option to purchase Common Stock shall result in an adjustment to the Conversion Price upon the issuance of the above-described security and again upon the issuance of shares of Common Stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the then applicable Conversion Price.

2.4 Adjustment Notices. Whenever the Conversion Price is adjusted as provided in Section 2.3, Company shall promptly deliver to Purchaser written notice setting forth the revised Conversion Price with a statement of facts regarding the adjustment and the computation thereof.

2.5 Limitation on Conversion Pending Stockholder Approval. This Note shall not be convertible into shares of Common Stock by Purchaser, in whole or in part, unless and until the conditions specified in Section 12.12 of the Note Purchase Agreement (relating to, among other things, stockholder approval of the transactions contemplated by the Note Purchase Agreement) have been satisfied in full.

ARTICLE 3
SUBORDINATION

3.1 Agreement to Subordinate. By signing below, each of Purchaser and the Company expressly agree, for itself and its successors and assigns, that this Note shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right to the prior payment in full of all outstanding obligations under the Existing Loan Agreement (as defined in the Note Purchase Agreement) (the "Senior Obligations").

3.2 Subordination. Upon (a) any acceleration of maturity of the Principal of this Note (but excluding any voluntary prepayment) or (b) any payment or distribution of any kind or character, whether in cash, property or securities, upon any dissolution or winding-up or total or partial liquidation, reorganization or other similar arrangement of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, then all principal, premium, if any, and interest due or to become due upon all Senior Obligations shall first be paid in full, or payment thereof provided for in accordance with the terms of the Existing Loan Agreement before any payment is made on account of the Principal, premium, if any, or interest on this Note, and upon any such dissolution or winding-up or liquidation, reorganization or other similar arrangement, any payment or distribution of any kind or character, whether in cash, property or securities, to which the Purchaser would be entitled from Company, except for the provisions hereof, shall be paid by the Company, or by a receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, to the Purchaser to the extent necessary to pay all Senior Obligations in full before any payment or distribution is made to the Purchaser under this Note.

3.3 Trust Property. In the event that, in violation of any of the foregoing provisions, any payment or distribution of any kind or character, whether in cash, property or securities, shall be received by the Purchaser under this Note before all Senior Obligations are paid in full, or provision for such payment in accordance with the terms of the Indenture, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to the

holder of the Senior Obligations for application to the payment of all Senior Obligations remaining unpaid to the extent necessary to pay all such Senior Obligations in full in accordance with their terms.

3.4 Benefits. The foregoing subordination provisions shall be for the benefit of the holders of Senior Obligations and may be enforced by the holder of the Senior Obligations against the Purchaser; provided, however, (a) that the foregoing provisions are solely for the purpose of defining the relative rights of the holder of Senior Obligations on the one hand and the Purchaser on the other hand under this Note, and that nothing therein shall impair, as between the Company and the Purchaser, the obligation of the Company to pay to the Purchaser the Principal thereof, premium, if any, and interest thereon in accordance with the terms of this Note, nor shall anything therein prevent the Purchaser or any trustee on their behalf from exercising all remedies otherwise permitted by applicable law or thereunder upon default thereunder, subject to the rights set forth above of the holders of Senior Obligations to receive cash, property or securities, otherwise payable or deliverable to the Purchaser under this Note, (b) that upon any payment or distribution of assets of the Company of the character referred to in the third paragraph of the foregoing provisions, the trustee under any agreement relating to this Note shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which such dissolution, winding up, liquidation, reorganization or other similar arrangement proceedings are pending, and upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making any such payment or distribution, delivered to said trustee for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Obligations and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to the foregoing provisions, and (iii) that any trustee under any agreement relating to this Note and any paying agent therefor shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of moneys to or by such trustee or such paying agent, unless and until such trustee or such paying agent, as the case may be, shall have received notice thereof from the Company or from one or more holders of Senior Obligations.

3.5 Limitation on Amendments. The provisions of this Article 3 shall not be amended or modified without the express written consent of the holder(s) of the Senior Obligations.

ARTICLE 4
COVENANTS OF COMPANY

4.1 Payment of Principal; Conversion. The Company hereby covenants and agrees that it shall pay or cause to be paid all amounts due hereunder on the Maturity Date or, if applicable prior to the Maturity Date, the Company shall effect or cause to be effected any conversion of the Principal into Conversion Shares.

4.2 Reserves. During the period the conversion right exists, the Company shall at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of issue upon conversion of this Note, such number of shares of Common Stock as shall then be issuable upon the conversion of this Note. The Company covenants that all such

shares of Common Stock shall, upon issuance, be duly and validly issued, fully paid and non-assessable.

ARTICLE 5
DEFAULT; ACCELERATION

5.1 Events of Default. The occurrence of any Event of Default under the Note Purchase Agreement shall constitute an "Event of Default" hereunder.

5.2 Acceleration.

(a) Upon the occurrence of any Event of Default, the entire outstanding balance of the Principal and any other amounts payable to Purchaser hereunder shall become immediately due and payable to Purchaser, without any demand of or notice to the Company.

(b) Upon the occurrence of any Event of Default, Purchaser may exercise all rights and remedies available to it under any or all of the Transaction Documents or otherwise and may apply any of funds of either the Company in its possession to the outstanding indebtedness under this Note.

5.3 Costs of Collection. The Company hereby, jointly and severally, agree to pay all costs of collection, including attorneys' fees and expenses, whether or not suit is filed, and all costs of suit and preparation for suit (whether at trial or appellate level), in the event any amount of the Principal or other amount owing hereunder is not paid when due, or to exercise any other right or remedy hereunder, or in the event Purchaser is made party to any claim, case, action or other proceeding because of the existence of the Principal, or if at any time Purchaser should incur any attorneys' fees or expenses in any proceeding under any federal bankruptcy law (or any similar state or federal law) in connection with the Principal.

ARTICLE 6
GENERAL PROVISIONS

6.1 Remedies Cumulative and Continuing. All powers and remedies of Purchaser hereunder with respect to an Event of Default shall, to the extent permitted by law, be deemed cumulative and not exclusive of any other thereof or of any other power or remedy available to Purchaser, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Note, and every power and remedy given by this Note or by applicable law to Purchaser may be exercised from time to time, and as often as shall be deemed expedient by Purchaser.

6.2 Replacement; Exchange. Upon receipt of evidence reasonably satisfactory to the Company of the ownership and the loss, theft, destruction or mutilation of this Note, the Company shall execute and deliver a new Note of like kind in lieu of and in substitution for the lost, stolen, destroyed or mutilated Note. This Note may be exchanged by surrender hereof at the office of the Company maintained for that purpose, and the Company shall execute and deliver in exchange herefor the Note or Notes which Purchaser making the exchange shall be entitled to receive.

6.3 Choice of Law. This Note shall be governed by and construed in accordance with the laws of the State of Arizona, without regard to principles of conflict of laws. The parties hereto hereby declare that it is their intention that this Agreement shall be regarded as made under the laws of the State of Arizona and that the laws of said State shall be applied in interpreting its provisions in all cases where legal interpretation shall be required.

6.4 Notices. All notices, requests, consents and other communications required or permitted under this Agreement shall be in writing and shall be delivered personally or by reputable overnight courier (e.g., Federal Express) or mailed first class, postage prepaid, registered or certified mail:

If intended for the Purchaser:

Isaac Capital Group LLC
3525 Del Mar Heights Road, Suite 765
San Diego, California 92130

If intended for the Company:

LiveDeal, Inc.
2490 E. Sunset Road, Suite 100
Las Vegas, Nevada 89120
Attn: Chief Financial Officer
Facsimile No.: (702) 939-0244

with a copy to (which shall not constitute notice to the Company):

Snell & Wilmer L.L.P.
One Arizona Center
Phoenix, Arizona 85004-2202
Attn: Daniel M. Mahoney, Esq.
Facsimile No.: (602) 382-6070

Any party may change the address to which notices intended for it shall be sent by a notice to the other party given in the manner specified in this Section. Such notices and communications shall for all purposes of this Agreement be treated as being effective or having been given when delivered if delivered personally or by courier or, if sent by mail, when received.

6.5 Assignment. This Agreement shall be binding upon the Company and the Purchaser and its successors and assigns and, without limitation of the foregoing, each person taking or holding this Note, expressly accepts and agrees to be bound by the subordination provisions set forth in Article 3 hereof. Neither the Company nor the Purchaser shall not make any assignment of its rights under this Agreement, the Notes, the Warrants or other Transaction Documents or subject this Agreement, the Notes, the Warrants or other Transaction Documents or its rights hereunder to any lien or security interest of any kind whatsoever; and any such assignment, lien or security interest shall be absolutely void and unenforceable as against the Purchaser.

6.6 Cooperation; Further Action. Each Party to this Note shall, without further consideration, execute and deliver any further or additional instruments and perform any acts which may become reasonably necessary to effectuate and carry out the purposes of this Note.

6.7 Severability. In the event any term or provision of this Note is declared to be invalid or illegal, for any reason, this Note shall remain in full force and effect and the same shall be interpreted as though such invalid and illegal provision were not a part hereof.

6.8 Amendments. This Note may not be altered or amended, and no right under this Note may be waived, except by a writing executed by the Parties to this Note or except as otherwise provided in this Note. No waiver of any term, provision, or condition of this Note, in any one or more instances, shall be deemed or construed as a further or continuing waiver of any such term, provision, or condition, or as a waiver of any other term, provision, or condition of this Note.

6.9 Integration. This Note and the other Transaction Documents constitute and embodies the full and complete understanding and agreement of the parties hereto and supersedes all prior understandings, whether oral or written.

6.10 Captions; Number and Gender. The captions, headings and arrangements used in this Agreement are for convenience only and shall not in any way affect, modify, control, or limit the meaning or applicability of such article or section. Words used herein, regardless of the number or gender stated, shall be deemed to refer to the singular or plural, or to the masculine, feminine or neuter, respectively, all as the context may admit.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Note as of the date first set forth above.

COMPANY:

LiveDeal, Inc., a Nevada corporation

By:______________________________
Lawrence W. Tomsic
Chief Financial Officer

PURCHASER:

Isaac Capital Group LLC, a Delaware limited liability company

By:______________________________
Name:____________________________
Title:_____________________________